                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for use by the Commission Only (as permitted by
    Rule 14e-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under Rule 14a-12

                        SYNERGY TECHNOLOGIES CORPORATION
                        --------------------------------
                (Name of Registrant as Specified in its Charter)
            ---------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

[X] No fee required
[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11

1. Title of each class of securities to which transaction applies:

2. Aggregate number of securities to which transaction applies:

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4. Proposed maximum aggregate value of transaction:

5. Total fee paid:

[ ] Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1. Amount Previously Paid:
2. Form, Schedule or Registration Statement No.:
3. Filing Party:
4. Date Filed:



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


                        SYNERGY TECHNOLOGIES CORPORATION

Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of Synergy Technologies Corporation which will be held at our offices at 1689 Hawthorne Drive, Conroe, Texas on Friday, July 19, 2002 at 10:30 a.m. We look forward to greeting as many of our shareholders as possible. Details of business to be conducted at the Annual Meeting are provided in the attached Notice of Annual Meeting and Proxy Statement. Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to sign, date and promptly return the enclosed proxy in the envelope provided. If you decide to attend the Annual Meeting, you will of course be able to vote in person, even if you have previously submitted your proxy.

         On behalf of the Board of Directors, we would like to express our appreciation for your continued interest in the affairs of the Company.

On Behalf of the Board of Directors,
/s/ Kelly Warrack
Corporate Secretary


























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



                            NOTICE OF ANNUAL MEETING

NOTICE IS HEREBY GIVEN that the Annual Meeting (the "Meeting") of the shareholders of SYNERGY TECHNOLOGIES CORPORATION ("we," "us" or the "Company") will be held at the offices of Synergy Technologies Corporation located at 1689 Hawthorne Drive, Conroe, Texas at 10:30 o'clock in the AM (Calgary time) on Friday, the 19th day of July, 2002 for the following purposes:

         (1) to elect seven directors to serve until the next meeting of shareholders and until their successors have been elected and qualified (the affirmative vote of a plurality of the outstanding shares entitled to vote thereon is required to elect each nominee for election as directors);

         (2) to ratify the selection of KPMG LLP as our independent public accountants for the year ending December 31, 2002 (the affirmative vote of a majority of the shares represented at the meeting and entitled to vote thereon is required to ratify this proposal);

         (3) to consider such other business as may properly come before the meeting.

RECORD DATE: You are entitled to vote if you were a shareholder of record at the close of business on May 17, 2002.

ATTENDANCE IN PERSON: If you were a shareholder of record on the record date, you are entitled to, and we would be delighted if you would, come to and vote at the meeting in person.

VOTING BY PROXY: Please send in your proxy (or voting instructions to your broker) as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. Please refer to the questions and answers beginning on page 2 and the instructions on the proxy card.

By order of the Board of Directors
Kelly Warrack,
Corporate Secretary
June 20, 2002

SYNERGY TECHNOLOGIES CORPORATION
1689 Hawthorne Drive
Conroe, TX   77301-3284




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



                                 PROXY STATEMENT

YOUR VOTE IS VERY IMPORTANT. PLEASE SEND IN YOUR PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS IN PERSON. THIS PROXY STATEMENT DESCRIBES THE MATTERS TO BE VOTED ON AND CONTAINS SPECIFIC INSTRUCTIONS TO FACILITATE YOUR VOTING.

         Synergy Technologies Corporation ("Synergy" or the "Company"), through its Board of Directors, is soliciting proxies for the 2002 Annual Meeting of Shareholders of Synergy Technologies Corporation to be held on July 19, 2002 (the "Annual Meeting"). We are mailing this Proxy Statement on or about June 21, 2002. We are sending to you our annual report on Form 10-K, for the year ending December 31, 2001, including audited financial statements for the year ended December 31, 2001, and our quarterly report on Form 10-Q for the three months ended March 31, 2002 which includes unaudited financial statements for the three months then ended, together with this Proxy Statement.

SOME QUESTIONS AND ANSWERS

WHAT AM I BEING ASKED TO VOTE ON?

You are being asked to vote on:

         (1) the election of seven directors to serve until the next meeting of shareholders and until their successors have been elected and qualified (the affirmative vote of a plurality of the outstanding shares entitled to vote thereon is required to elect each nominee for election as directors);

         (2) ratify the selection of KPMG LLP as our independent public accountants for the year ending December 31, 2002 (the affirmative vote of a majority of the shares represented at the meeting and entitled to vote thereon is required to ratify this proposal);

         (3) To consider such other business as may properly come before the meeting.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE ON THE PROPOSALS?

The Board recommends a vote FOR each of its nominees for election as directors and FOR ratification of the Board's selection of KPMG LLP as our auditors.

WHO IS ENTITLED TO VOTE?

You are entitled to vote if you were the owner of shares of our common stock at the close of business on May 17, 2002, the record date for voting. This includes
(1) shares held on that date



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

directly by you as the shareholder of record and (2) shares held on that date for your account as beneficial owner by a broker, bank or other nominee.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

If the shares are registered directly in your name on the records maintained by our transfer agent, American Stock Transfer & Trust Company, you are the shareholder of record of those shares and we are sending the proxy materials directly to you. As the shareholder of record, you are entitled to vote these shares in person at the meeting or to designate a proxy to vote for you. We have enclosed a proxy card to permit you to instruct the proxy holder on how to vote your shares. If your shares are held in a brokerage account or by a bank or other nominee, those shares are registered on the records maintained by the transfer agent in the name of the broker, bank or other nominee. The broker, bank or other nominee shares held like that are frequently referred to as being held in "street name." If your shares are held in street name, the broker, bank or other nominee is the holder of record and will get the proxy materials from us in sufficient quantities to pass on a set to you. You, as the beneficial owner, have the right to direct the broker, bank or other nominee on how to vote and you are invited to attend the meeting if you want to. Nevertheless, if you do attend, you will be entitled to vote only if the record holder of these shares appoints you as its proxy. Your broker, bank or other nominee has enclosed a voting instruction card so that you can give instructions on how to vote your shares.

HOW DO I VOTE?

Shareholders may vote their shares at the Annual Meeting either in person or by proxy. Since many shareholders may be unable to attend the meeting in person, we send to all shareholders of record cards that permit them to designate proxies to represent them at the meeting and to direct the designated proxies on how to vote. Brokers, banks and nominees also send cards to beneficial owners to permit them to provide instructions as to how they wish their shares to be voted.

HOW DO I VOTE BY MAIL?

Shareholders of record who wish to vote by mail should complete the enclosed proxy card to indicate their voting instructions and then sign, date and mail the proxy card in the postage-paid envelope provided. Beneficial owners may direct their vote by mail by completing, signing and returning the voting instruction card provided by their broker, bank or nominee.

HOW DO I VOTE AT THE ANNUAL MEETING?

We will pass out ballot papers to any shareholder of record who wants to vote in person at the Annual Meeting rather than by proxy. If you hold your shares through a broker, bank or nominee, you must obtain a proxy from that institution to enable you to vote in person at the meeting.


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

WHOM AM I DESIGNATING AS MY PROXY?

You will be designating Marc Cernovitch, our Vice President, and Kelly Warrack, our Secretary/Treasurer, as proxies to vote your shares in accordance with your instructions. Alternatively, a shareholder has the right to appoint a person to attend and act for him on his behalf at the Meeting other than the persons named in the enclosed Instrument of Proxy. To exercise this right, a shareholder shall strike out the names of the persons named in the Instrument of Proxy and insert the name of his nominee in the blank space provided, or complete another Instrument of Proxy. The completed Instrument of Proxy should be deposited with its registrar and transfer agent, American Stock Transfer & Trust Company, at 59 Maiden Lane, New York, NY 10038, fax to (718) 921-8145, or with the offices of the Company at 1689 Hawthorne Drive, Conroe, Texas 77301-3284, fax to (936) 788-8221, at least 72 hours before the time of the Meeting or any adjournment thereof, excluding Saturdays, Sundays and holidays.

HOW WILL MY PROXY VOTE MY SHARE?

The designated proxies will vote according to your instructions as indicated on the proxy card. If you sign your proxy card but do not indicate voting instructions on one or more of the business matters listed, the proxies will vote all uninstructed shares in accordance with the recommendations of the Board.

MAY I REVOKE MY PROXY?

You may revoke or amend your proxy, in addition to revocation in any other manner permitted by law, in any one of the following ways:

(1) By attending the Annual Shareholders Meeting in person, revoking your proxy at that time and either voting the shares yourself or appointing a new person to act as your proxy; or

(2) By signing a Proxy bearing a later date and forwarding it to the company at the address of its offices located at 1689 Hawthorne Drive, Conroe, Texas 77301-3284. Any such new proxy must be received by the Company by July 17, 2002; or

(3) By sending a letter to the company at its offices located at 1689 Hawthorne Drive, Conroe, Texas 77301-3284 signed by each of the registered shareholders indicating the shareholder's intention to revoke or amend the proxy. If you intend to amend the proxy, please advise us as to the exact amendments you wish to make. Letters intended to revoke or amend a proxy must be received by the Company by July 17, 2002.

HOW MANY SHARES CAN VOTE?

As of the record date, we had 39,119,395 issued and outstanding shares of common stock available to vote at the meeting. The holders of these shares are each entitled to one vote for each share held.

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

HOW MANY SHARES NEED TO BE REPRESENTED FOR THE MEETING TO CONDUCT BUSINESS?

The meeting can conduct business only if the holders of a majority of the shares outstanding on the record date are present at the meeting in person or by proxy. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Abstentions are also counted as shares present and entitled to be voted. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Generally, a broker will not vote shares that it holds for a beneficial owner for or against a particular proposal if (1) the broker has not received voting instructions from the beneficial owner and (2) under the rules applicable to the broker it is not allowed to vote on the particular proposal without voting instructions.

HOW MANY VOTES ARE NEEDED FOR MATTERS TO BE ADOPTED AT THE MEETING?

The matters to be voted on will be declared adopted if they receive the affirmative vote of a majority of the shares present or represented at the meeting.

IS CUMULATIVE VOTING ALLOWED IN THE ELECTION OF DIRECTORS?

No. Each share is entitled to one vote in the election of directors as on every other matter.

WHO WILL COUNT THE VOTES?

Your Corporate Secretary or an inspector appointed specifically for the Meeting will count the votes unless a shareholder present at the meeting requests count by inspectors of election, in which event the Chairman of the meeting will appoint two inspectors, who may but need not be shareholders, to effect the count.

WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?

The Chairman will announce the results of the meeting. In addition, we will publish them on our web site - www.synergytechnologies.com - and in our report on Form 10-QSB for the quarter ended September 30, 2002 that we expect to file with the SEC by November 14, 2002.

WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE MEETING?

The Company will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to mailing these proxy materials, our directors and officers, who will not receive any additional compensation for their soliciting activities, may seek to contact shareholders by telephone or other electronic means. We will also reimburse brokers, and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred by them in forwarding proxy materials to shareholders.

MAY I PROPOSE ACTIONS FOR CONSIDERATION AT FUTURE SHAREHOLDER MEETINGS, INCLUDING DIRECTOR NOMINATIONS?

You may submit proposals for consideration at future shareholder meetings, including director nominations.

PROPOSALS:

In order for a shareholder proposal to be considered for inclusion in the proxy statement for our next year's Annual Meeting, our Corporate Secretary must receive the written proposal by no later than March 31, 2003. Any such proposal will need to comply with SEC regulations regarding the inclusion or shareholder proposals in company-sponsored proxy materials. You may also move the adoption of proposed resolutions from the floor at the Annual Meeting, but then you should not expect proxies to vote in favor of it.

NOMINATIONS OF DIRECTOR CANDIDATES:

You may suggest director candidates for consideration by our Board. Any such suggestion should be addressed to our Corporate Secretary. You may also make a director nomination from the floor at the Annual Meeting, but then you should not expect proxies to be voted in favor of your nominee.


                             ITEM OF BUSINESS NO. 1
                              ELECTION OF DIRECTORS

         At the Annual Meeting, seven persons are to be elected to the Board to hold office until the next annual meeting of the shareholders of Synergy and until their respective successors are duly elected and qualified. The Board has nominated each of the persons named below and it is the intention of the persons named in the enclosed proxy to vote FOR the election of all the nominees named below. Each of the nominees has consented to serve as a director if elected. If any of the nominees named below becomes unable or unwilling to serve as a director, shares represented by valid proxies will be voted FOR the election of such other person as the Board may nominate, or the number of directors that constitutes the full Board may be reduced to eliminate the vacancy.

INFORMATION CONCERNING THE NOMINEES FOR ELECTION AS DIRECTORS


         The seven persons who receive the highest number of the votes cast by shareholders present at the meeting in person or by proxy will be elected directors of Synergy, to hold office until the next annual meeting and until their successors are elected and qualified.

         The chart below identifies persons who currently serve or are being nominated to serve as directors.

NAME                  AGE  POSITION
Barry Coffey           50  Chairman, President and CEO
Thomas E. Cooley       61  Chief Technology Officer and member of the Board of
                           Directors
Duane F. Baumert       61  Member of the Board of Directors and Audit Committee
Cameron Haworth        42  Member of the Board of Directors
James E. Nielson       70  Member of the Board of Directors and Audit Committee
James Shone            27  Member of the Board of Directors and Audit Committee
Graham K. Batcheler    57  Member of the Board of Directors

         The members of Synergy's Board of Directors are elected by the holders of Synergy's common stock. Cumulative voting for directors is not permitted. The term of office of directors of Synergy ends at the next annual meeting of Synergy's shareholders or when the successors are elected and qualified. The annual meeting of shareholders is specified in Synergy's bylaws to be held within six months of the end of each fiscal year and the last annual meeting was held on June 15, 2001. The term of office of each officer of Synergy ends at the next annual meeting of the Synergy's Board of Directors, expected to take place immediately after the next annual meeting of shareholders, or when his or her successor is elected and qualified. Except as otherwise indicated below, no organization by which any officer or director previously has been employed is an affiliate, parent, or subsidiary of Synergy.

Mr. Barry Coffey - Chairman, CEO and President

         Mr. Coffey was elected to the position of CEO effective January 1, 2002 in addition to his position on the Board of Directors since January 2001. Mr. Coffey is a senior human resources and operations executive with broad domestic and international experience spanning more than 20 years. He has held several senior management positions including RJR Nabisco (1984-1991), Sony Corporation (1991-1995), and QED Consulting (1995-2001), a global management-consulting firm of which he was a founder and managing partner. In addition, Mr. Coffey has extensive experience with the operation of both start-up and growth stage corporations. Mr. Coffey earned a B.A. degree and a M.A. degree from Scarritt College in 1976 and 1977 and a Ph.D. (ABD) from Drew University in 1980.

Mr. Thomas E. Cooley - Chief Technology Officer and Director

         Mr. Cooley has been Synergy's technology director since October 1997, became a member of the Board of Directors on August 2, 2000 and was appointed Chief Executive Officer from January 16, 2001 until December 31, 2001. Mr. Cooley previously served as President of Kvaerner Membrane Systems, Inc. from August 1994 through October 1997. Prior to that, from 1984 through August 1994, Mr. Cooley was the General Manager - Marketing and Engineering for Grace Membrane Systems, which was acquired by Kvaerner in August 1994. Mr. Cooley is a registered professional engineer in the State of Texas and the Province of Alberta, Canada. Mr. Cooley holds three U.S. patents and two Canadian patents and has eight published papers. Mr. Cooley is one of the pioneers of the development application of gas permeable membranes for natural gas processing. Mr. Cooley earned a B.A. degree in Chemical Engineering from Rice University in 1963 and a B.S. degree in Chemical Engineering from Rice University in 1964.



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

Mr. Graham K. Batcheler - Director

         Mr. Batcheler graduated from Loughborough University of Technology in England with a Bachelor of Technology degree in 1974. He served for seven years in the merchant marines. In 1981, he joined Texaco and held various engineering and supervisory positions in Aberdeen, Scotland until 1983, when he was appointed Assistant to the Chairman of Texaco Ltd. in London. In 1988, he was named Assistant to the Senior Vice President of Texaco Canada Resources Ltd. In 1989, he was appointed Assistant General Manager of Texaco Europe located at Texaco's Headquarters in Harrison, New York. In 1991, Mr. Batcheler was named Director of Exploration and Producing of Texaco Europe. In 1993, he was named President of Texaco Natural Gas and was based in Texaco's Houston headquarters. He assumed the responsibility of President of Texaco Natural Gas International in 1997. He was appointed to the position of President of Texaco Global Gas and Power's International Marketing & Business Development group later in 1997. Following a corporate reorganization in 1999, he established TESI to focus on opportunities related to fuel cell energy systems, hydrocarbon to liquids processing and alternate fuels.

Mr. Duane F. Baumert - Director and Audit Committee Member

         Mr. Baumert was elected to the Board of Directors in September 2000. Mr. Baumert has experience in the area of worldwide licensing of technology and intellectual property rights. Mr. Baumert has been the Business Director of UNICARB(R)Systems Business of the Union Carbide Corporation since 1990. Mr. Baumert has been with Union Carbide since 1966 and during that time has held the positions of Director of Marketing, National Sales Management and International Business Director. Mr. Baumert received a B.S. in Business Administration and Management from the University of Nebraska in 1963.

Mr. Cameron Haworth - Director

         Mr. Haworth who has been with Synergy since December 1997, obtained his B.Sc. Petroleum Engineering in December 1987 from the University of Wyoming and a Degree in Petroleum Technology from Southern Alberta Institute of Technology in 1984. Mr. Haworth was previously employed by Schlumberger (formerly REDA Services) as sales manager. Mr. Haworth has several years of experience in the oil and gas industry supervising and coordinating the marketing, sales and field services and order initiation for the Canadian market. Mr. Haworth has extensive experience in preparing business plans and presentation material.

Mr. James E. Nielson - Director and Audit Committee Member

Mr. Nielson served on Synergy's Advisory Board from January 2000 until his election to the Board of Directors in September 2000. Mr. Nielson has been a member of the Audit Committee since March 16, 2001. With an extensive career as an oil and gas executive, Mr. Nielson brings an understanding of the industry to Synergy. Mr. Nielson was President and Chief Executive Officer of Husky Oil of Calgary, Alberta, Canada, from 1973 to 1979, during which time Husky Oil experienced tremendous growth, a four-fold increase in operating revenues and a six-fold increase in profits. He also began the planning that led to the development of Husky's heavy oil upgrader at Lloydminster, Alberta. Upon his return to Wyoming in 1979, Mr. Nielson formed JN Oil and Gas, a privately owned exploration and production Company. After 12 years at the helm of JN Oil and Gas, he formed Nielson and Associates. Mr. Nielson, currently serves as a director at the American Petroleum Institute, the Shoshone First Bank of Cody, Wyoming, Y-Tex Corporation of Cody, Wyoming and Ultra Petroleum Corp.

Mr. James Shone - Director and Audit Committee Member

Mr. Shone has been with Synergy since December 1997 and has been a member of the Audit Committee since March 16, 2001. Mr. Shone is currently employed by the Business Development Bank of Canada (BDC) in the finance department. Previously employed with the Trust Company of the Bank of Montreal as a client service officer, Mr. Shone understands the review and assessment of the financial operations of corporate operations. Mr. Shone takes an active role in the management of Synergy's financial operations and annual corporate expenditures. Mr. Shone has knowledge of financial statement review and preparation, budgeting and financial forecasting. Mr. Shone is a graduate of McGill University with a bachelor's degree in finance in 1996.

         BOARD RECOMMENDATION AND VOTE REQUIRED FOR APPROVAL:

         THE AFFIRMATIVE VOTE OF THE HOLDERS OF A PLURALITY OF THE OUTSTANDING SHARES OF SYNERGY ENTITLED TO VOTE IS REQUIRED TO ELECT EACH NOMINEE FOR ELECTION AS DIRECTORS. UNLESS OTHERWISE DIRECTED, PROXIES WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTOR.

         THE BOARD RECOMMENDS TO THE SHAREHOLDERS THAT THEY VOTE FOR THE PROPOSAL TO APPROVE ALL OF THE NOMINEES FOR ELECTION AS DIRECTORS.

INFORMATION REGARDING ANY ARRANGEMENTS OR UNDERSTANDINGS WITH RESPECT TO ELECTION OF DIRECTORS OR OTHER MATTERS

         On January 1, 2002, we entered into an agreement with Barry Coffey to serve as our Chief Executive Officer and President for a period of 3 years, automatically renewable for successive 12-month periods thereafter unless a party gives notice of its intention not to renew the agreement 60 days prior to an expiration date. We have agreed to pay to Mr. Coffey a base salary equal to $240,000 per year and to make him eligible for a bonus equal to up to 100% of that amount based upon the achievement of certain milestones to be agreed upon between Mr. Coffey and the Board of Directors. In addition, we granted Mr. Coffey options under the 2002 Stock Option Plan to purchase up to 4,500,000 options at a price of $0.72 per share. An aggregate of 1,500,000 options vest to Mr. Coffey in each of the three years of the employment agreement. We also have agreed to furnish Mr. Coffey with payments to cover expenses for insurance not to exceed $20,000 per annum and to reimburse him for all reasonable expenses incurred by him in connection with maintaining his home office in New York City. The employment agreement contains customary confidentiality and non-competition clauses.

         On May 2, 2002, we granted to Graham Batcheler options to purchase up to 200,000 shares of our common stock at a price of $1.00 per share for a period of ten years in connection with his agreement to stand for nomination and serve as a director of Synergy, if elected. Mr. Batcheler shall be entitled to exercise options to acquire 66,667 shares during the first year after the date of the option agreement, options to acquire 66,667 shares during the second year after the date of the option agreement, and options to acquire 66,666 shares during the third year after the date of the option agreement.


             INFORMATION REGARDING THE BOARD AND COMMITTEES THEREOF

Board of Directors Meetings.

         The Board of Directors held nine formal directors meetings during 2001 (one of which was the annual meeting of directors). In addition, the Board took twenty formal actions by unanimous written consent. The directors were, however, in frequent touch with one another and with management by telephone. The Board has two committees, the Audit Committee and the Governance and Compensation Committee. Each director attended at least 75% of all Board meetings held.

Audit Committee.

         The Audit Committee of the Board of Directors reviews and discusses with the Company's auditors and management Synergy's audited financial statements and whether the auditors' performance of non-audit related duties is compatible with maintaining proper independence. Two of three members of the Audit Committee, James E. Nielson and James Shone, do not have vested interests in the Company either through financial, family or other material ties to management, which would hamper or influence their ability to evaluate objectively the propriety of management's accounting, internal control and reporting practices. Although the third member of the Audit Committee, Duane Baumert, indirectly received compensation of $138,674 in 2001 from the Company for consulting services rendered through an entity he controls, which entity will receive compensation in 2002, the Company's Board of Directors has determined Mr. Baumert's appointment is necessary to comply with the three-member Audit Committee requirement and is in the best interests of the Company and its shareholders. The Company's Board of Directors determined that Mr. Baumert would not be hampered or influenced in his ability to evaluate objectively the propriety of management's accounting, internal control, and reporting practices. The Audit Committee has adopted a written charter, a copy of which has been filed within the last three years. The Audit Committee held four meetings in 2001, and each of the Audit Committee members attended at least 75% of such meetings.

         Set forth below is a copy of the Report of the Audit Committee to the Board of Directors:

                        SYNERGY TECHNOLOGIES CORPORATION
                             AUDIT COMMITTEE REPORT
                                 MARCH 28, 2002

         This disclosure statement is being provided to inform our shareholders of the Audit Committee's oversight with respect to the financial reporting of Synergy Technologies Corporation ("Company"). The Board of Directors adopted a written charter for the Audit Committee on March 16, 2001.

         The Audit Committee of the Company's Board of Directors has thoroughly reviewed and discussed the audited financial statements and the footnotes thereto with the Company's management and independent auditors. Based on these discussions, the Audit Committee believes the Company's financial statements are fairly presented in conformity with Generally Accepted Accounting Principles
(GAAP) in all material respects. The Audit Committee has not been apprised of any misstatements or omissions in the financial statements. In addition, the Audit Committee discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES, that included the auditor's judgment as to the quality of the Company's financial statements, any changes in accounting policy, and sensitive accounting estimates.

         The Audit Committee discussed with the Company's auditors, KPMG LLP, the independence of such auditors from the Company and its management, and received the written disclosures concerning the auditors' independence as required by the Independence Standards Board Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES, to be made by its auditors to the Company. Two of three members of the Audit Committee, James E. Nielson and James Shone, do not have vested interests in the Company either through financial, family or other material ties to management, which would hamper or influence their ability to evaluate objectively the propriety of management's accounting, internal control and reporting practices. Although the third member of the Audit Committee, Duane Baumert, indirectly received compensation of $138,674 in 2001 from the Company for consulting services rendered through an entity he controls, which entity will receive compensation in 2002, the Company's Board of Directors has determined Mr. Baumert's appointment is necessary to comply with the three-member Audit Committee requirement and is in the best interests of the Company and its shareholders. The Company's Board of Directors determined that Mr. Baumert would not be hampered or influenced in his ability to evaluate objectively the propriety of management's accounting, internal control, and reporting practices.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended 31 December 2001 for filing with the Securities and Exchange Commission.

         /s/ James E. Nielson       /s/ Duane F. Baumert   /s/ James Shone
         --------------------       --------------------   ---------------
         James E. Nielson           Duane F. Baumert       James Shone
         Chairman, Audit Committee  Audit Committee        Audit Committee
         Board of Directors         Board of Directors     Board of Directors

Compensation Committee.

During 2001, the Compensation Committee consisted of Messrs. Barry Coffey (Chairman), Jim Nielson and Duane Baumert. The Compensation Committee reviews and determines the compensation of the Company's executive officers and recommends the granting of awards to eligible employees pursuant to the Company's 2002 Stock Option Plan. During 2001, the Compensation Committee did not meet at all. The Board made all decisions regarding the compensation of the directors and executive officers during 2001 without input from that Committee.


                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and any other persons who own 10% or more of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our stock. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required during the year ended on December 31, 2001, all such Section 16(a) filing requirements were met.


                               EXECUTIVE OFFICERS

         In addition to Messrs. Coffey and Cooley, the following individuals currently serve as executive officers of Synergy:

Mr. Marc Cernovitch - Vice President, Corporate Development

Mr. Cernovitch has been actively involved in the management and financing of Synergy since the Company's inception. Marc began his career as a broker in the financial services industry. He has extensive experience in the financing of new technology and energy companies. Marc manages investor relations, planning and administration for Synergy. Mr. Cernovitch was awarded a bachelor of arts in Economics from McGill University, Montreal, Canada.

Mr. Kelly Warrack  - Controller, Secretary/Treasurer

Mr. Warrack has been Synergy's Controller since January 2000 and was appointed Secretary-Treasurer on July 1, 2001. Mr. Warrack previously served as Divisional Controller for Tesco Corporation from June 1995 through December 1999. Prior to that, from 1988 through 1995, Mr. Warrack held positions as Accounting Supervisor and Budget Coordinator for Texaco Canada Petroleum Inc. Mr. Warrack became a Certified Management Accountant in the Province of Alberta, Canada in 1991.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation.

         Directors do not receive any compensation for serving in such capacity. Directors are entitled to be reimbursed for expenses incurred in connection with attending or participating in meetings of the board.

Executive Compensation.

         The following table shows the compensation of the current Chief Executive Officer, former Chief Executive Officer, and all other executive officers who received compensation in excess of $100,000 during 2001 and 2000.

Summary Compensation Table.

                                                                                 Securities
     Name and Principal                                         Other Annual     Underlying    All Other
         Position                      Year      Salary         Compensation      Options     Compensation

Cameron Haworth,                       2000      $66,134                                 -              -
President and Director
Director

John Gradek, Chief
Executive Officer and
Director                               2000      $44,018                -                -              -

Thomas E. Cooley, Chief                2000      $140,000 (2)     $10,673          250,000         $1,583
Technical Officer

Thomas E. Cooley, Chief                2001      $140,000 (2)     $6,588                 -        $18,583
Technical Officer and
Chief Executive Officer

1. Mr. Haworth received options to purchase 250,000 shares of common stock in exchange for his services as President and a member of the Board of Directors for the years 1998 and 1999. Since the exercise price for such options exceeded the market price for the shares during the time that they were earned, no value has been ascribed to such options.

2. Represents that portion of compensation paid to Glidarc Technologies Inc. for services rendered pursuant to a consulting agreement which was received by Mr. Cooley. During 2001 and 2000, the Company paid to Glidarc an aggregate of $196,210 and 146,919, respectively, for services rendered. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS" on page 38 for a complete discussion of the Company's arrangement with Glidarc.


                      OPTION GRANTS IN THE LAST FISCAL YEAR

         The following table provides information concerning grants of options to purchase shares of our Common Stock made during the year ended December 31, 2001.

                                               PLAN A        PLAN B         PLAN           PLAN           PLAN E
                                               1998          1999           C        1999  D              2001
                                                                                           2000
                                               ------------- -------------- -------------- -------------- --------------
Total shares authorized under plan:            900,000       1,000,000      1,100,000      1,500,000      1,000,000
Options/awards granted:
      Employees                                250,000       340,000        -              131,573        30,907
      Directors                                400,000       425,000        400,000        36,315         106,674
      Non-employees, consultants               250,000       200,000        -              1,316,175      232,563
      Advisory Board members                   -             -              500,000        -              -
                                               ------------- -------------- -------------- -------------- --------------
Total options granted                          900,000       965,000        900,000        1,484,063      370,144
Expired or cancelled (a)                       -             35,000         200,000        15,937         -
                                               ------------- -------------- -------------- -------------- --------------

Available for grant at December 31, 2001       -             -              -              -              629,856
                                               ============= ============== ============== ============== ==============


       OPTION AND WARRANT EXERCISES AND 2001 FISCAL YEAR-END OPTION VALUES

         The following table provides information concerning the exercise of stock options during the year ended December 31, 2001.

                                                                         WEIGHTED AVERAGE
                                                             SHARES      EXERCISE PRICE
                                                        ---------------- -----------------
Balance at December 31, 1999                                          -               -
    Granted during year                                       3,035,000            1.10
    Canceled during year                                      (135,000)            2.03
    Exercised during year                                     (105,000)            1.00
                                                        ---------------- ---------------

Outstanding at end of year, December 31, 2000                 2,795,000   $        1.05
                                                        ---------------- ---------------
    Granted during period                                       325,000            1.31
    Cancelled during period                                   (335,000)            1.10
    Exercised during period                                     (5,500)            1.00
                                                        ---------------- ---------------

Outstanding at end of year, December 31, 2001                 2,779,500   $        1.08
                                                        ================ ===============

Options exercisable at end of year                            2,505,998            1.06
  Weighted average fair value of options                                  $        0.63
  Weighted remaining contractual life                                        5.57 years
  Range of exercise prices                                                $ 1.00 - 1.56


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

         On January 3, 2002, we entered into a settlement agreement with John Gradek, our former Chief Executive Officer, which extinguished a lawsuit filed by Mr. Gradek against us on February 27, 2001. In that suit, Mr. Gradek claimed that Synergy breached its employment agreement with him by terminating him without cause and asserted that Synergy owed him his monthly salary of $10,000 for 32 months plus paid vacation days and attorney fees of up to $80,000. Pursuant to the settlement agreement, we agreed to (i) pay to Mr. Gradek the sum of $100,000 in two installments of $50,000 each, the first on or before February 1, 2002 which sum was paid and the second by May 1, 2002, and (ii) issue to Mr. Gradek 150,000 shares of common stock. In addition, each party released the other from all actions or claims with respect to Mr. Gradek's employment with Synergy.

         During the fiscal years ended December 31, 2001 and 2000, we paid an aggregate of $196,210 and $146,919, respectively, to Glidarc Technologies Inc. for process management services and technical personnel. Mr. Thomas Cooley is an officer of Glidarc Technologies and is also our Chief Technology Officer and a member of our Board of Directors. Mr. Cooley also serves on the Board of Directors of Syngen Technologies Limited and Carbon Resources Limited, wholly owned subsidiaries of the Company. At December 31, 2001 and 2000, we owed Glidarc $30,783 and $23,515, respectively, for services rendered.

         On October 19, 2000, we issued a three-year promissory note in the principal amount of $1,000,000 in favor of Stone Canyon Resources, Inc., a former affiliate of Synergy by virtue of common officers, directors and shareholders, in settlement of the terms of a certain Share Exchange Agreement, previously filed with, and described in, past filings made by Synergy with the Securities and Exchange Commission. We issued the promissory note to Stone Canyon to settle what Stone Canyon alleged was a breach of the Share Exchange Agreement resulting from our inability to develop certain oil and gas producing properties. On February 9, 2001, Stone Canyon converted the promissory note into shares of common stock at the price of $1.00 per share.

         On July 1, 2001, Synergy entered into a Management and Consulting Agreement with Huntingtown Associates LLC wholly owned by Mr. Duane Baumert, a member of our Board of Directors. Pursuant to this agreement, Synergy engaged Huntingtown Associates for a minimum of 40 days during 2001 and a minimum of 80 days up to a maximum of 120 days during 2002 to provide assistance with the development of product licensing, business and patent strategies, business plan development and certain other matters. The agreement provides that during 2001 we would compensate Huntingtown Associates at the rate of $1,500 per day payable in stock options valued at 33% of the higher of $1 or the average market price for our common stock during the month in which the services were rendered. During 2002, we have agreed to compensate Huntingtown Associates at the rate of $1,500 per day payable $350 in cash and the balance ($1,150) in stock options valued at 33% of the higher of $1 or the average market price for our common stock during the month in which the services were rendered. We have agreed to register the common stock issued to Huntingtown Associates pursuant to the agreement for public resale under the Securities Act of 1933. During the fiscal year ended December 31, 2001, we incurred $138,674 consulting services and reimbursement of actual expenses pursuant to the agreement in favor of Huntingtown Associates LLC for, $25,631 of which remained outstanding at December 31, 2001. Thus far during 2002, we have not incurred any charges for consulting fees or expenses to Huntingtown Associates. Mr. Duane Baumert is the sole proprietor of Huntingtown Associates. At March 31, 2001, we owed Huntingtown Associates $25,631 in respect of the fees payable to him during 2001.

         On January 14, 2000, James Nielson and the Wood River Trust entered into a Financing and Security Agreement with Synergy whereby the parties loaned Synergy $300,000, of which $125,000 is attributable to Mr. Nielson. The loan accrued interest at the rate of 8% per annum and was convertible into shares of Synergy's common stock at the rate of $0.50 per share. Upon conversion of the loan, all accrued interest thereon would be forgiven. On June 13, 2000, the loan was converted and Mr. Nielson received 250,000 shares of Synergy's common stock. Mr. Nielson became a member of Synergy's Board of Directors on September 27, 2000.

                            COMMON STOCK OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         On May 17, 2002, there were 39,119,395 shares of our common stock outstanding. The following table tells you, as of May 17, 2002, about:

         o        Each beneficial owner of more than 5% of our common stock;

         o Beneficial ownership of shares of our common stock by each of our current directors and officers; and beneficial ownership of shares of our common stock by all of our directors and officers as a group; and

         o Beneficial ownership of shares of our common stock by all of our directors and officers as a group.

         For the purpose of this table, the beneficial ownership of a person includes shares as to which that person has sole or shared voting or investment power as well as shares that the person has the right to acquire within 60 days (such as upon conversion of convertible securities or exercise of warrants or options) as of May 17, 2002. For the purpose of calculating the ownership percentages for each person listed, we have considered to be outstanding both the total number shares actually outstanding on May 17, 2002 and the total number of shares that various people then had the right to acquire within 60 days.

BENEFICIAL OWNER                              NUMBER OF SHARES  PERCENT OF CLASS
Barry Coffey (1)                                  1,025,000          2.6%
Thomas Cooley (2)                                 1,093,159          2.8%
Duane F. Baumert(3)                                501,158           1.3%
Marc Cernovitch(4)                                1,701,622          4.3%
Cameron Haworth (5)                                275,537           0.7%
James E. Nielson(6)                                823,846           2.1%
James Shone(7)                                     124,400           0.3%
Kelly Warrack(8)                                   210,300           0.5%
Laxarco Holding Limited                          14,793,510         37.8%

Officers and Directors as a group (8 persons)     5,755,022         13.4%

1. Mr. Coffey's total shareholdings are all options to purchase 1,025,000 shares.

2. Mr. Cooley's total shareholdings includes options to purchase 250,000 shares. Mr. Cooley is also a shareholder of Laxarco Holding Limited but disclaims any investment control over or beneficiary interest in the shares of Synergy owned by Laxarco Holding Limited, for purposes hereof.

3. Mr. Baumert's total shareholdings include options to purchase 497,658 shares; his wife Dorothy T. Baumert, owns 3,500 shares in her retirement plan.

4. Mr. Cernovitch's total shareholdings include options to purchase 235,000 shares. 247,936 shares owned directly; 549,600 shares owned by CMJ Consulting Ltd. of which Mr. Cernovitch is the sole officer, director and shareholder; warrants to purchase 669,086 shares subscribed for by CMJ Consulting Ltd. but unissued as of the date referenced above.

5. Mr. Haworth's total shareholdings include options to purchase 244,500 shares.

6. Mr. Nielson's total shareholdings include options to purchase 170,000 shares.

7. Mr. Shone's total shareholdings include options to purchase 100,000 shares.

8. Mr. Warrack's total shareholdings include options to purchase 170,000 shares.

                             ITEM OF BUSINESS NO. 2
                              SELECTION OF KPMG LLP
                         AS INDEPENDENT AUDITORS FOR THE
                      FISCAL YEAR ENDING DECEMBER 31, 2002

         In addition to retaining KPMG LLP ("KPMG"), to audit its financial statements for 2001, Synergy retained KPMG to provide various consulting services in 2001, and expects to continue to do so in the future. The aggregate fees billed for KPMG's professional services in 2001 for these various services were:

         AUDIT FEES: $43,225 for services rendered for the annual audit of the Company's financial statements for 2001 and the reviews of the quarterly financial statements for 2001 included in the Company's Forms 10-Q;

         ALL OTHER FEES: $8,300 for tax services; and

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION. KPMG did not provide any services related to financial information systems design and implementation during 2001.

         /s/ James E. Nielson      /s/ Duane F. Baumert    /s/ James Shone
         --------------------      --------------------    ---------------
         James E. Nielson          Duane F. Baumert        James Shone
         Chairman, Audit Committee Audit Committee         Audit Committee
         Board of Directors        Board of Directors      Board of Directors

         YOUR BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT ACCOUNTANTS FOR THE YEAR 2002. If the appointment is not ratified, the Board will consider whether it should select other independent accountants.

VOTE REQUIRED

         RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT AUDITORS FOR FISCAL YEAR 2002 REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST BY SHAREHOLDERS PRESENT AT THE MEETING IN PERSON OR BY PROXY. UNLESS OTHERWISE DIRECTED, PROXIES WILL BE VOTED "FOR" APPROVAL OF THIS PROPOSAL.

DOCUMENTS INCORPORATED BY REFERENCE

         This Proxy Statement incorporates by reference documents relating to Synergy which are not included in these proxy materials. Documents relating to Synergy (other than exhibits to such documents unless such exhibits are specifically incorporated by reference) are available to any person, including any beneficial owner, to whom this Proxy Statement is delivered, on written or oral request, without charge, from Synergy Technologies Corporation, 1689 Hawthorne Drive Conroe Texas, 77301-3284, Attention: Secretary, Telephone (403) 269-2274. In order to ensure timely delivery of the documents, any such request should be made by June 18, 2002. Copies of documents so requested will be sent by first class mail, postage paid within one business day of the receipt of such request.

         The following documents of Synergy are incorporated by reference herein:

         1. Annual report on Form 10-KSB, as amended, for the year ended December 31, 2001 (copy enclosed);

         2. Quarterly report on Form 10-Q for the three months ended March 31, 2002.

         All documents filed by Synergy with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the date of the Annual Meeting shall be deemed to be incorporated by reference herein and shall be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated by reference herein or contained in this Proxy Statement shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

                             ITEM OF BUSINESS NO. 3
                                 OTHER BUSINESS

         We do not know of any other item of business that may come before the meeting, except a motion to adjourn. If at the meeting a sufficient number of votes are not cast to adopt one or more of the items proposed for adoption, the persons named in the accompanying form of proxy may vote to adjourn the meeting to another specific date and time to permit continued solicitation of proxies.

                                     REPORTS

         A copy of our Annual Report on Form 10-KSB for the year ended December 31, 2001, AND THE form 10-QSB for the quarter ended March 31, 2002, each as filed with the Securities and Exchange Commission, are being sent to you together with this Notice of Annual Meeting and Proxy Statement.

                              AVAILABLE INFORMATION

         The Company reports the information requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, NW, Washington, DC 20549. Copies of such material can also be obtained from the Commission at prescribed rates. Written requests for such material should be addressed to the Public Reference Section, Securities and Exchange Commission, 450 Fifth Street, NW, Washington, DC 20549. The Commission maintains a Web site that contains reports, proxy statements and other information filed electronically by the Company with the Commission which can be accessed over the internet at http://www.sec.gov.


                                    By order of the Board of Directors

                                    /s/ Kelly Warrack
                                    Kelly Warrack,
                                    Corporate Secretary